Exhibit 99.1

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact: Michael N. Kilpatric	or	Barbara A. Brungess
610-727-7118		610-727-7199
mkilpatric@amerisourcebergen.com		bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN TO PURCHASE ALL BRANDED AND GENERIC PHARMACEUTICALS ONLY FROM MANUFACTURERS

VALLEY FORGE, Pa. September 22, 2005 — AmerisourceBergen Corporation (NYSE: ABC), one of the largest pharmaceutical services companies in the nation, today announced that effective October 1, 2005, it will purchase all of its branded and generic pharmaceuticals for distribution in the U.S. only from manufacturers. In the rare instances in which a manufacturer requires the Company to purchase products from an exclusive distributor, AmerisourceBergen will follow the manufacturer’s requirements. This change is not expected to have a material impact on the Company’s fiscal year 2006 earnings.

Currently AmerisourceBergen purchases more than 99.5 percent of its pharmaceuticals directly from manufacturers. The Company purchases the remainder, less than one half of one percent, only from authorized distributors of the manufacturer.

“While our stringent requirements keep our supply chain secure today, we are taking this added step to further assure our provider customers of the safety of the product we sell to them,” said Kurt J. Hilzinger, AmerisourceBergen President and Chief Operating Officer. “This important action will help strengthen the integrity of the U.S. pharmaceutical supply channel.”

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $54 billion in revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #23 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plans to consolidate its distribution network.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement changes arising from the Medicare Modernization Act); market interest rates; operational or control issues arising from AmerisourceBergen’s outsourcing of information technology activities; success of the Pharmaceutical Distribution segment’s ability to transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2004.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward -looking statements whether as a result of new information, future events or otherwise.

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